Exhibit (n)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Pre-Effective Amendment No. 1 to Registration Statement number 333-141090 on Form N-2 of our report dated March 6, 2007, relating to the financial statements of BlackRock Kelso Capital Corporation appearing in the Prospectus, which is part of such Registration Statement, and to the references to us under the headings “Senior Securities”, “Selected Financial Data” and “Independent Registered Public Accounting Firm” in such Prospectus.

/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP

New York, New York

April 13, 2007